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                                                                      EXHIBIT 11


                              ALTRIS SOFTWARE, INC.

                 STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
                 ________________________________________________

                                   (Unaudited)


                                                          For the three months
                                                            ended March 31,
                                                        ------------------------
                                                           1997          1996
                                                        ----------    ----------
Net income per consolidated financial statements        $  534,000    $  677,000

Primary net income per share:
Weighted average common shares                           9,565,000     9,027,000
Common stock equivalents:
  Common stock options                                      82,000       380,000
                                                        ----------    ----------
Weighted average shares outstanding                      9,647,000     9,407,000
                                                        ----------    ----------
Fully diluted net income per share:
Weighted average common shares                           9,565,000     9,027,000
Common stock equivalents:
  Common stock options                                      82,000       380,000
                                                        ----------    ----------
Weighted average shares outstanding                      9,647,000     9,407,000
                                                        ----------    ----------
Net income per share:
  Primary                                               $      .06    $      .07
                                                        ----------    ----------
                                                        ----------    ----------
  Fully diluted                                         $      .06    $      .07
                                                        ----------    ----------
                                                        ----------    ----------

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